NOTE PURCHASE AGREEMENT

THIS NOTE PURCHASE AGREEMENT is made as of the 18 day of May, 2007, by and among LaserLock Technologies, Inc., a Nevada corporation (the “Corporation”), and the investors listed on Schedule A hereto (as the same may be amended, modified or supplemented from time to time), and who have executed a counterpart signature page hereto (each individually, an “Investor” and collectively the “Investors”).

THE PARTIES HEREBY AGREE AS FOLLOWS:

1. Purchase and Sale of Notes.

1.1 Purchase and Sale. Subject to the terms and conditions of this Agreement, at the Closing (as hereinafter defined), the Investors will purchase, severally and not jointly, and the Corporation will sell and issue to the Investors, convertible promissory notes, each in the form attached hereto as Exhibit A (collectively, the “Notes” and each, individually, a “Note”) in the aggregate principal amount of $400,000.

1.2 Closings. The purchase and sale of the Notes (the “Closings”) shall take place at the offices of Morgan, Lewis & Bockius LLP, 1701 Market Street, Philadelphia, Pennsylvania 19103, at 10:00 a.m. local time, on the dates set forth in Schedule A, or at such other location, dates and time as may agreed upon between the Investors and the Corporation (each a “Closing Date”). At each Closing, the Corporation shall issue and deliver to each Investor a Note in the principal amount set forth opposite each Investor’s name in Schedule A (the “Purchase Amount”).

1.3 Payments. At each Closing, against delivery of the Note being purchased by each Investor, such Investor shall (i) deliver to the Corporation either a bank or certified check payable to the order of the Corporation, or (ii) transfer such sum to the account of the Corporation by wire transfer.

1.4 Deliveries. At each Closing, the Corporation will issue and deliver the Notes to the Investors against payment of the full purchase price therefor by wire transfer or bank or certified check payable to the order of the Corporation.

1.5 Use of Proceeds. The Corporation will use the balance of the proceeds from the sale of the Notes for working capital and general corporate purposes and, at the first Closing, to repay all of the outstanding unsecured indebtedness of the Company to PFK Development Group, Ltd in the aggregate amount outstanding as of April 30, 2007 of $152,513.89.

2. Representations, Warranties and Covenants of the Corporation. Subject to the exceptions disclosed in the forms, documents and other reports required to be filed or furnished by the Corporation with the Securities and Exchange Commission filed or furnished prior to the date of this Agreement (the “SEC Documents”), the Corporation hereby represents and warrants to each Investor purchasing Notes at any Closing that as of the date of such Closing:

2.1 Organization. The Corporation is duly organized, validly existing and in good standing under the laws of the State of Nevada, and has all requisite corporate or other power and authority to own, lease and operate its properties and other assets and to carry on its business as presently conducted and as presently proposed to be conducted and as a foreign corporation in the State of Pennsylvania, which constitute all the jurisdictions in which the character of the property owned or leased by the Corporation or the nature of the activities conducted by the Corporation makes such qualification necessary, except where the failure to be so qualified could not reasonably be expected to have a material adverse effect on the assets, condition, or business as now conducted (“Material Adverse Effect”).

2.2 Capitalization. The authorized capital stock of the Corporation immediately upon the consummation of the Closing shall consist of:

(a) 75,000,000 duly authorized shares of Preferred Stock $.001 par value per share (“Preferred Stock”), all of which have shares been designated “Series A Preferred Stock” and none of which shares are issued and outstanding.

(b) 175,000,000 duly authorized shares of Common Stock $.001 par value per share (“Common Stock”), of which, as of April 25, 2007, 73,440,506 shares are issued and outstanding, all of which are fully paid and nonassessable.

(c) Except as contemplated hereby or in the SEC Documents, there are, and immediately upon consummation of the transactions contemplated by the Financing Documents (as hereinafter defined), there will be, no preemptive or similar rights to purchase or otherwise acquire capital stock of the Corporation pursuant to any provision of law, the Charter, the Bylaws or any agreement to which the Corporation or any stockholder thereof is a party. There is, and immediately upon the consummation of the transactions contemplated by the Financing Documents, there will be, no agreement, restriction or Encumbrance (such as a right of first refusal, right of first offer, proxy, voting trust, voting agreement, etc.) with respect to the sale or voting of any capital stock of the Corporation (whether outstanding or issuable upon conversion or exercise of outstanding securities). Except as contemplated hereby, there are no outstanding offers, commitments or other rights to purchase Notes.

2.3 Authorization of Agreement, Etc. The execution, delivery and performance by the Corporation of this Agreement, the Notes and each other document or instrument contemplated hereby (collectively, the “Financing Documents”) have been duly authorized by all requisite corporate action by the Corporation; and this Agreement and each other Financing Document has been duly executed and delivered by the Corporation. Each of the Financing Documents is or, in the case of the Notes, will be, the valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

2.4 No Conflicts. The execution, delivery and performance by the Corporation of this Agreement or the other Financing Documents, the issuance, sale and delivery of the Notes, and compliance with the provisions hereof by the Corporation, will not (a) violate any provision of law, statute, rule or regulation (whether foreign or domestic) applicable to the Corporation or any ruling, writ, injunction, order, judgment or decree of any court, arbitrator, administrative agency or other governmental body (whether foreign or domestic) applicable to the Corporation or any of its properties or assets or (b) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of, any encumbrance upon any of the properties or assets of the Corporation under, the articles of incorporation or bylaws of the Corporation or any contract or other agreement or instrument to which it is a party.

2.5 Approvals. Except for the (a) filing of any notice subsequent to the Initial Closing which may be required under applicable foreign, federal or state securities law (which, if required, will be filed on a timely basis as may be so required) and (b) obtaining the consent of Senior Note Holders (as hereinafter defined) under the instruments and other documents delivered in connection with the Senior Loan Agreement (as hereinafter defined), no permit, authorization, consent or approval of or by, or any notification of or filing with, any person (governmental or private) is required in connection with the execution, delivery or performance of the Financing Documents by the Corporation.

3. Representations, Warranties and Covenants of the Investors. Each Investor, severally and not jointly, hereby represents, warrants and covenants that:

3.1 Authorization. This Agreement and the other Financing Documents to which it is a party constitute its valid and legally binding obligations, enforceable in accordance with their respective terms.

3.2 Purchase Entirely for Own Account. This Agreement is made with each Investor in reliance upon such Investor’s representation to the Corporation, which by such Investor’s execution of this Agreement such Investor hereby confirms, that the Notes to be received by such Investor hereunder will be acquired for investment for such Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, each Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Notes. Each Investor represents that it has full power and authority to enter into this Agreement and each of the other Financing Documents to which it is a party.

3.3 Disclosure of Information. It believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Notes being offered, sold and delivered hereunder. Each Investor further represents that it has had an opportunity to ask questions and receive answers from the Corporation regarding the terms and conditions of the sale of the Notes.

3.4 Investment Experience. It is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Notes being issued hereunder. If other than an individual, each Investor also represents it has not been organized solely for the purpose of acquiring the Notes being issued hereunder.

3.5 Restricted Securities. It understands that the Notes it is purchasing pursuant hereto and the Conversion Stock to be issued upon conversion of the Notes are characterized as “restricted securities” under the federal securities laws in as much as such shares are being acquired from the Corporation in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances, and is aware that the certificates representing such Investor’s respective ownership of Notes and Conversion Stock, as the case may be, will bear related restrictive legends. In this connection, each Investor represents that it is familiar with Rule 144 promulgated under the Act, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

3.6 Accredited Investor. Such Investor is an Accredited Investor within the definition set forth in Rule 501(a) under the Act.

3.7 Finder’s Fee. Such Investor is not obligated for any finder’s fee or commission in connection with the transactions contemplated by this Agreement. Each Investor shall indemnify and hold harmless the Corporation from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Investor or any of its officers, partners, employees, or representatives is responsible.

4. Conditions of Each Investor’s Obligations at the Closing. The obligations of each Investor under Section 1 of this Agreement are subject to the fulfillment on or before each Closing Date of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent in writing thereto:

4.1 Representations and Warranties. The representations and warranties made by the Corporation in Section 2 hereof shall be true and correct in all material respects on and as of such Closing Date as if made on and as of such date.

4.2 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at such Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to such Investor, and each such Investor shall have received all such counterpart original and certified or other copies of such documents as the Investor may reasonably request, including but not limited to a copy of this Agreement and each of the other Financing Documents executed by the Corporation.

5. Conditions of the Corporation’s Obligations at the Closing. The obligations of the Corporation to each Investor under this Agreement are subject to the fulfillment on or before each Closing Date of each of the following conditions by that Investor:

5.1 Representations and Warranties. The representations and warranties of the Investor contained in Section 3 shall be true on and as of such Closing.

5.2 Payment of Purchase Price. The Investors shall have delivered the purchase price specified in Section 1.1.

5.3 Execution. The Investor shall have executed and delivered a counterpart signature page to this Agreement and the other Financing Documents.

6. Protective Provision. For so long as there are any Notes outstanding, the Corporation shall not, without the prior written consent of the holders of the majority of the outstanding principal amount of the Notes then outstanding, increase or decrease the number of authorized shares of Common Stock or Preferred Stock.

7. Miscellaneous.

7.1 Survival of Warranties. The warranties, representations and covenants of the Corporation and the Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors or the Corporation.

7.2 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Commonwealth of Pennsylvania (without reference to the conflicts of law provisions thereof).

7.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature.

7.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.6 Notices. All notices, demands and requests of any kind to be delivered to any party in connection with this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered or if sent by internationally-recognized overnight courier or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

(a) if to the Corporation, to:

Laserlock Technologies, Inc.
837 Lindy Lane
Bala Cynwyd, PA 19004
Telecopy: (610) 668-2771
Attention: Chairman and CEO

(b) if to an Investor, to the address of such Purchaser set forth on Schedule A;

or to such other address as the party to whom notice is to be given may have furnished to the other parties hereto in writing in accordance with the provisions of this Section 6.6. Any such notice or communication shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of internationally-recognized overnight courier, on the next business day after the date when sent and (iii) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

7.7 Expenses. The Corporation shall pay all of the expenses (legal, accounting and other expenses, if any) incurred by the Investors in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby.

7.8 Amendments and Waivers. Any term, covenant, agreement or condition of this Agreement may be amended, and compliance therewith may be waived (either generally or in a particular circumstance and either retroactively or prospectively), by one or more substantially concurrent written instruments signed by the Corporation and by Investors holding Notes representing at least a majority of the principal amount of all of the outstanding Notes issued pursuant to this Agreement (the “Majority Purchasers”). Any amendment or waiver effected in accordance with this Section 6.8 shall be binding upon all of the Investors and the Corporation.

7.9 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

7.10 Entire Agreement. This Agreement and the other documents delivered pursuant hereto and thereto constitute the full and, entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

LASERLOCK TECHNOLOGIES, INC. By: /s/ NORMAN GARDNER Name: Norman Gardner Title: President and Chief Executive Officer

LASERLOCK TECHNOLOGIES, INC.
Counterpart Signature Page
to Note Purchase Agreement dated as of May 18, 2007

INVESTORS:

CLYDESDALE PARTNERS II, LLC

By its Manager, PFK Management Group, LLC,
a California limited liability company

By:	/s/ JAMES S. MADDEN
Name: James S. Madden
Title: Manager

LASERLOCK TECHNOLOGIES, INC.
Counterpart Signature Page
to Note Purchase Agreement dated as of May 18, 2007

INVESTORS:

NOB HILL CAPITAL PARTNERS LP

By its General Partner, Nob Hill Capital Management, Inc.,
a California corporation

By:	/s/ STEPHEN MITTEL
Name: Stephen Mittel
Title: President

Schedule A

Investor	Address	Purchase Amount	Closing Date
Clydesdale Partners II, LLC	160 Spear Street, Suite 230 San Francisco, California 94105-1546	$110,000	May 18, 2007
--	--	$25,000	August 31, 2007
--	--	$25,000	September 30, 2007
--	--	$25,000	October 31, 2007
--	--	$25,000	November 30, 2007
--	--	$25,000	December 31, 2007
--	--	$25,000	January 31, 2008
Nob Hill Capital Partners LP		$140,000	May 18, 2007